Exhibit 99

Unum Group Announces Accelerated Share Repurchase of $350 Million

Completes Board Authorized Repurchase of $700 Million

CHATTANOOGA, Tenn.--(BUSINESS WIRE)--Unum Group (NYSE: UNM) announced today that it has entered into an accelerated repurchase agreement with Deutsche Bank, AG London Branch (Deutsche Bank) to repurchase approximately $350 million of its outstanding common stock. This announcement follows the accelerated repurchase of $350 million of the company’s stock executed in the first quarter of 2008 and completes the previously announced authorization by Unum's board of directors to repurchase up to $700 million of the company's stock.

“Despite the volatility in the financial markets and the uncertain economic environment, we have maintained solid operating results and significant financial flexibility, which in turn has enabled us to continue to execute our capital management strategy,” said Thomas R. Watjen, president and chief executive officer.

Under the terms of the repurchase agreement with Deutsche Bank, Unum Group may receive, or be required to pay, a price adjustment based on the volume weighted average price of Unum Group common stock during the term of the agreement. Any price adjustment payable to Unum Group will be settled in shares of its common stock. Any price adjustment payable to Deutsche Bank can be settled in common stock or cash, at the option of Unum Group. Unum Group expects the price adjustment to settle on or before the completion of the agreement in December 2008.

ABOUT UNUM

Unum (www.unum.com) is one of the leading providers of employee benefits products and services and the largest provider of group and individual disability insurance in the United States and the United Kingdom.

SAFE HARBOR STATEMENT

Statements in this press release that are not historical facts constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. These risks and uncertainties include such matters as general economic or business conditions; events or consequences relating to terrorism, acts of war and catastrophes, including natural and man-made disasters; competitive factors, including pricing pressures; legislative, regulatory, accounting, or tax law changes; and the interest rate environment. More specifically, they include fluctuations in insurance reserve liabilities; changes in projected new sales and renewals; variations between projections and actual experience in persistency rates, incidence and recovery rates, pricing and underwriting; retained risks in the Company’s reinsurance operations; availability and cost of reinsurance; the level and results of litigation, rating agency actions, and regulatory actions and investigations; negative media attention; changes in assumptions relating to deferred acquisition costs, value of business acquired, or goodwill; the level of pension benefit costs and funding; investment results, including credit deterioration of investments; the ability of the Company’s insurance company subsidiaries to pay dividends or extend credit to the Company and certain of its intermediate holding company subsidiaries and/or finance subsidiaries; and effectiveness of product support and customer service. For further information of risks and uncertainties that could affect actual results, see the Company’s filings with the Securities and Exchange Commission, including information in the sections titled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and subsequently filed Form 10-Q. The forward-looking statements in this press release are being made as of the date of this press release, and the Company expressly disclaims any obligation to update or revise any forward-looking statement contained herein.

CONTACT:
Unum Group
Investors:
Thomas A. H. White, 423-294-8996
or
Madhavi Venkatesan, 423-294-1630